ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger (the "Merger Agreement") between Home Building Bancorp, Inc. and First Bancorp of Indiana, Inc. whereby Home Building Bancorp will merge with and into First Bancorp.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address:
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
P.O. Box 645
Cranford, New Jersey 07016-0645

To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on September 15, 2006 together with the stock certificate(s) representing such shares of Home Building Bancorp common stock or a Notice of Guaranteed Delivery. Please read the instructions carefully before completing this form.

For assistance: (800) 368-5948

By Hand:
Registrar and Transfer Company
Attn: Reorg/Exchange Dept.
10 Commerce Drive
Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED		
Certificate(s) Enclosed (Attach List if necessary)		
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)
	TOTAL SHARES	

☐ Check the box to the left if you have lost any of your Home Building Bancorp stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON SEPTEMBER 15, 2006.

(See Instruction A(3))

☐ ALL STOCK ELECTION: Exchange all shares for shares of First Bancorp common stock, plus cash in lieu of any fractional shares ("Stock Election").

☐ ALL CASH ELECTION: Exchange all shares for cash ("Cash Election").

☐ COMBINATION STOCK/CASH ELECTION: Exchange ______________ shares of Home Building Bancorp common stock for First Bancorp common stock and the remainder for cash ("Combination Election"). (Please write in the blank the number of shares you would like to exchange for First Bancorp Common Stock.)

☐ NO ELECTION: No preference with respect to the receipt of either First Bancorp common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO POSSIBLE ADJUSTMENTS AS WELL AS CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that 50% of Home Building Bancorp, Inc. common stock will be converted into First Bancorp common stock. First Bancorp cannot, therefore, ensure that all Home Building Bancorp, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Annex A to the Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Home Building Bancorp, Inc. common stock and that when accepted for exchange by First Bancorp will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Home Building Bancorp, Inc. together with accompanying evidence of transfer and authenticity, for certificates representing shares of First Bancorp or cash, as set forth under "Election Options" and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS

(See Instructions B1 and 2)

To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 8)

Issue and deliver New Certificate and/or check to:

Name: ______________________________
(Please Print First, Middle & Last Name)

Address: ______________________________

____

____
(including Zip Code)

Dated ______________________________

____

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction B4)

Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned's name at the top of the letter.

Mail New Certificate and/or check to:

Name: ______________________________
(Please Print First, Middle & Last Name)

Address: ______________________________

____

____
(including Zip Code)

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT
SHAREHOLDER SIGN HERE
(Also Complete Substitute Form W-9)

X______________________________

X______________________________

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated ______________________________

Name(s): ______________________________
(Please Print)

Capacity: ______________________________

Area Code and Telephone No.: ______________________________

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment and/or Issuance Instructions are provided. (See Instruction B1)

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

PAYER'S NAME: First Bancorp of Indiana, Inc.

SUBSTITUTE

Form W-9
Department of the Treasury
Internal Revenue Service

Payer's Request for Taxpayer Identification Number

(See Instruction No. 7.)
Please fill in your name and address below.

____
Name

____
Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor ☐ Corporation
☐ Partnership ☐ Other__________
☐ Exempt from backup withholding

____
Address (number and street)

____
City, State and ZIP Code

Part 1 — TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

____
Social Security Number(s)

OR

____
Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding – *Under penalties of perjury, I certify that:*

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE ______________________ DATE ______________, 20_____

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 7 BELOW FOR ADDITIONAL INFORMATION.

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder's shares of Home Building Bancorp, Inc. common stock or a Notice of Guaranteed Delivery must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on September 15, 2006 ("Election Deadline"). Holders of Home Building Bancorp, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Home Building Bancorp, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked "Description of Certificates Surrendered" the certificate number(s) of the Home Building Bancorp, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked "Election Options," indicate whether you would like to receive in exchange for your shares of Home Building Bancorp, Inc. common stock, only shares of First Bancorp common stock, only cash, a combination of First Bancorp Corp. common stock and cash or "No Election". Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of First Bancorp common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see "Description of the Merger – Cash or Stock Election," and "Description of the Merger – Election Procedures; Surrender of Stock Certificates" on pages 29 and 30 of the Prospectus/Proxy Statement.

4. Change or Revocation of Election. A holder of shares of Home Building Bancorp, Inc. common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Home Building Bancorp, Inc. common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. "John Smith" on one certificate and "J. Smith" on another) and by persons who may be considered to own each other's shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Home Building Bancorp, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Home Building Bancorp, Inc. common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Home Building Bancorp, Inc. common stock owned by such record holder. However, upon the request of First Bancorp such record holders will be required to certify to the satisfaction of First Bancorp that such record holder holds such shares of Home Building Bancorp, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Home Building Bancorp, Inc. for purposes of allocation First Bancorp common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Home Building Bancorp, Inc. common stock who mark the "No Election" box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Home Building Bancorp, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Home Building Bancorp, Inc. common stock ("Non-Electing Shareholder"), shall have their shares of Home Building Bancorp, Inc. common stock converted into the right to receive a cash payment or shares of First Bancorp common stock in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Home Building Bancorp, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

The certificate(s) may be surrendered by a firm acting as agent for the registered holder)s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment and/or Issuance Instructions. If checks or certificates representing First Bancorp common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Home Building Bancorp, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the securities transfer association, Inc. Please also check the appropriate box in "Special Payment Instructions" on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of First Bancorp common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Home Building Bancorp, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of First Bancorp common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of First Bancorp common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in "Special Delivery Instructions" and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate. If your certificate(s) representing shares of Home Building Bancorp, Inc. common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $43.50 per share) and with any certificate(s) of First Bancorp common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium - example 100 shares of Home Building Bancorp, Inc. x $43.50 MV x 1.5% = $65.25 bond premium (minimum $25.00). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a "No Election".

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless First Bancorp, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

Sign Here: ______________________________

Co-Owner, if any: ______________________________ Date: ______________, 20 _______

6. Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of Home Building Bancorp, Inc. common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by First Bancorp and/or the Exchange Agent, whose determination shall be conclusive and binding. First Bancorp shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. First Bancorp and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Home Building Bancorp, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither First Bancorp nor the Exchange Agent is under any obligation to notify a holder of shares of First Bancorp common stock of any defect in an Election Form.

7. Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder's correct Taxpayer Identification Number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, **Registrar and Transfer Company, at 1- 800-368-5948,** or via email to info@rtco.com.